Exhibit 99.3

•	Special Meeting Location: Offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York.

•	Directions: You may obtain directions to the Special Meeting by contacting Laura E. Ulbrandt, Corporate Secretary at 1-212-460-1900.



PROXY

LEUCADIA NATIONAL CORPORATION

Proxy Solicited on Behalf of the Board of Directors for Special Meeting of Shareholders February 28, 2013 at 9:00 A.M.

The undersigned shareholder of Leucadia National Corporation hereby appoints Ian M. Cumming, Joseph S. Steinberg and Laura E. Ulbrandt and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Special Meeting of Shareholders of Leucadia National Corporation to be held at Offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York on February 28, 2013 at 9:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice of Special Meeting of Shareholders dated January _, 2013, furnished herewith, and the joint proxy statement/prospectus is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

(Continued and to be signed on the reverse side)

14475

SPECIAL MEETING OF SHAREHOLDERS OF

LEUCADIA NATIONAL CORPORATION

February 28, 2013

Important Notice Regarding Internet Availability
of Proxy Materials for the Special Meeting:
Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus

are available at https://materials.proxyvote.com/527288

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

00030003000303000000 6	022813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
Proposal 1.

  To approve the issuance of common shares, $1.00 par value per share, of Leucadia National Corporation (“Leucadia”) to stockholders of Jefferies Group, Inc. (“Jefferies”) to be issued as the merger consideration in connection with the second merger as contemplated by the Agreement and Plan of Merger, dated as of November 11, 2012, as it may be amended, by and among Leucadia, Limestone Merger Sub, LLC, Jefferies, JSP Holdings, Inc. and Jasper Merger Sub, Inc.

		☐	☐	☐

Proposal 2.

  To approve an amendment to the transfer restrictions already contained in Leucadia’s certificate of incorporation to prevent any person from becoming a “5% shareholder” or being treated as owning more than 5% of the Leucadia common shares for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, as a result of the receipt of Leucadia shares in an acquisition transaction, and technical clarifications to the definition of “5% shareholder” contained in the transfer restrictions.

		☐	☐	☐

Proposal 3.

  To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Leucadia’s named executive officers that is based on or otherwise related to the proposed transactions.

		☐	☐	☐

Proposal 4.	To adjourn the Leucadia special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1 or 2.	☐	☐	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

LEUCADIA NATIONAL CORPORATION

February 28, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:
Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus

are available at https://materials.proxyvote.com/527288
ê   Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   ê

00030003000303000000 6	022813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
Proposal 1.

  To approve the issuance of common shares, $1.00 par value per share, of Leucadia National Corporation (“Leucadia”) to stockholders of Jefferies Group, Inc. (“Jefferies”) to be issued as the merger consideration in connection with the second merger as contemplated by the Agreement and Plan of Merger, dated as of November 11, 2012, as it may be amended, by and among Leucadia, Limestone Merger Sub, LLC, Jefferies, JSP Holdings, Inc. and Jasper Merger Sub, Inc.

			☐	☐	☐

Proposal 2.

  To approve an amendment to the transfer restrictions already contained in Leucadia’s certificate of incorporation to prevent any person from becoming a “5% shareholder” or being treated as owning more than 5% of the Leucadia common shares for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, as a result of the receipt of Leucadia shares in an acquisition transaction, and technical clarifications to the definition of “5% shareholder” contained in the transfer restrictions.

			☐	☐	☐

Proposal 3.

  To approve, on a non-binding, advisory basis the compensation that may be paid or become payable to Leucadia’s named executive officers that is based on or otherwise related to the proposed transactions.

			☐	☐	☐

	Proposal 4.	To adjourn the Leucadia special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1 or 2.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.